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                                                                   Exhibit 5.1

                       [Irell & Manella LLP Letterhead]

                                December 21, 2000




WJ Communications
401 River Oaks Parkway
San Jose, California 95134

Ladies and Gentlemen:

       We have acted as counsel to WJ Communications, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8, as the same may be amended from time to time, filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration of 17,043,704 shares of common stock, par value $ .01 per share (the "Shares"), of the Company under the Securities Act of 1933, as amended, to be offered pursuant to: (i) the WJ Communications, Inc. 2000 Stock Incentive Plan and (ii) the WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan (collectively, the "Plans").

       In our capacity as such counsel, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

       We have also investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are opining herein only as to the federal laws of the United States, the general corporation laws of the State of Delaware and the laws of the State of California.

       Based on, and subject to, the foregoing and the other matters set forth herein, we are of the following opinion:

       (i) The Company is a corporation duly organized and validly existing under the laws of the state of Delaware;

       (ii) The Plans, including the proposed delivery of up to 17,043,704 Shares thereunder, have been duly authorized by appropriate corporate action of the Company; and


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       (iii)  The Shares, upon issuance, when delivered pursuant to the provisions of the Plans, will be validly issued, fully paid and non-assessable.

       We consent to the inclusion of this opinion as an Exhibit to the Registration Statement. We further consent to the reference to us in Item 5 of
Part II of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

       This opinion is rendered as of the date hereof and we undertake no duty to update or revise it.

                                             Very truly yours,


                                             IRELL & MANELLA LLP




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